EXHIBIT (21)


                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                         Subsidiaries of the Registrant
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The Procter & Gamble Company [Ohio]
Abora Capital, S.A. [Spain]
Arbora Holding, S.A. [Spain]
Arbora & Ausonia, S.L. [Spain]
Richvest B.V. [Netherlands]
The Dover Wipes Company [Ohio]
The Folger Coffee Company [Ohio]
P&G Consultoria E Servicos Ltda. [Brazil]
FPG Oleochemicals Sdn. Bhd. [Malaysia]
Giorgio Beverly Hills, Inc. [Delaware]
Industria de Concentrados Crush Limitada  [Uruguay]
Inversiones Procter & Gamble de Venezuela, C.A. [Venezuela]
Inversiones Industrias Mammi, C.A. [Venezuela]
Midway Holdings Ltd. [Cayman Islands]
Marcvenca Inversiones, C.A. [Venezuela]
Procter & Gamble de Venezuela, C.A. [Venezuela]
Inmobiliaria Procter & Gamble de Venezuela, S.C.S. [Venezuela]
Inmobiliaria Procter & Gamble de Venezuela, S.R.L. [Venezuela]
Inversiones 1667, S.A. [Venezuela]
Inversiones PGV, S.R.L. [Venezuela]
Inversiones PGV-1, S.C.S. [Venezuela]
PGV-1 Investment, Ltd. [Cayman Islands]
PGV Chile S.A. [Chile]
PGV-2 Investment, Ltd. [Cayman  Islands]
Karm, S.A. [Liechtenstein]
Millstone Coffee, Inc. [Washington]
Noxell Corporation [Maryland]
Max Factor & Co. [Delaware]
Noxell (Barbados) Limited [Barbados]
Noxell (Panama) S.A. [Panama]
Noxell (Thailand) Limited [Thailand]
Noxell de Venezuela, C.A. [Venezuela]
Procter & Gamble do Brasil S.A. [Brazil]
Phebo do Nordeste S/A [Brazil]
Procter & Gamble Quimica S.A. [Brazil]
Procter & Gamble A.G. [Switzerland]
Betrix (Schweiz) AG [Switzerland]
Detergent Products A.G. [Switzerland]
Modern Industries Company - Dammam [Saudi Arabia]
Modern Industries Company - Jeddah [Saudi Arabia]
Modern Products Company - Jeddah [Saudi Arabia]
Deurocos Cosmetic AG [Switzerland]
Moroccan Modern Industries [Morocco]
Comunivers sa [Morocco]
Procter & Gamble Austria GmbH [Austria]
Eurocos Cosmetic Warenvertrieb GmbH [Austria]
The Procter & Gamble Company of South Africa (Proprietary) Limited [S. Africa] Procter & Gamble South Africa Proprietary Limited [South Africa]
Procter & Gamble Development Company A.G. Glarus [Switzerland]
Procter & Gamble (East Africa) Limited [Kenya]
Procter & Gamble Egypt [Egypt]
Procter & Gamble (Egypt) Industrial and Commercial Company [Egypt]
Procter & Gamble (Egypt) Manufacturing Company [Egypt]
Procter & Gamble Hellas A.E. (Chemical Industries) [Greece]
Procter & Gamble-Hutchison Ltd. [Hong Kong]
Procter & Gamble (China) Ltd. [PRC]
Procter & Gamble (Chengdu) Ltd. [PRC]
Procter & Gamble (Guangzhou) Ltd. [PRC]
Procter & Gamble Lonkey (Guangzhou) Ltd. [PRC]
Procter & Gamble Lonkey (Shaoguan) Ltd. [PRC]
Procter & Gamble Manufacturing (Tianjin) Co. Ltd. [PRC]
Procter & Gamble Manufacturing Detergent (Tianjin) Co. Ltd. [PRC]
Procter & Gamble Manufacturing Paper (Tianjin) Co. Ltd. [PRC]
Procter & Gamble Oral Care (Guangzhou) [China]
Procter & Gamble Panda Detergent Co. Ltd. Beijing [PRC]
Procter & Gamble Paper (Guangzhou) Ltd. [PRC]
Procter & Gamble Personal Cleansing (Tianjin) Ltd. [PRC]
Procter & Gamble Detergent (Guangzhou) Ltd. [PRC]
Procter & Gamble Jamaica Ltd. [Jamaica]
The Procter & Gamble Manufacturing Company of Lebanon, S.A.L.[Lebanon]
Procter & Gamble Marketing A.G. [Switzerland]
Procter & Gamble Maroc [Morocco]
Procter & Gamble Nigeria Limited [Nigeria]
Procter & Gamble Pakistan (Private) Limited [Pakistan]
Procter & Gamble de Panama, S.A. [Panama]
Procter & Gamble Pharmaceuticals S.A.R.L. [Switzerland]
Procter & Gamble Tissues AG [Switzerland]
Procter & Gamble (Yemen) Ltd [Yemen]
Societe Immobiliere Les Colombettes, S.A. [Switzerland]
Procter & Gamble Asia Pacific Ltd. [Hong Kong]
Procter & Gamble Asia Pacific Ltd. Manila Regional Headquarters [Philippines] Procter & Gamble do Brazil, Inc. [Delaware]
Procter & Gamble do Brasil & Cia [Brazil]
Procter & Gamble Chile, Inc. [Ohio]
Procter & Gamble Colombia S.A. [Colombia]
The Procter & Gamble Commercial Company [Ohio]
PROGAM Leasing, Inc. [Puerto Rico]
Procter & Gamble del Peru S.A. [Peru]
Procter & Gamble Commercial de Cuba, S.A. [Cuba]
The Procter & Gamble Distributing Company [Ohio]
Procter & Gamble FSC (Barbados) Inc. [Barbados]
Procter & Gamble Eastern Europe, Inc. [Ohio]
Detergenti SA Timisoara [Romania]
Hyginett KFT [Hungary]
Novomoskovskbytkhim [Russia]
P&G Balkans, Inc. [Ohio]
P&G C&CA, Inc. [Ohio]
Procter & Gamble Bulgaria Ltd. [Bulgaria]
Procter & Gamble C&EE Investment, Inc. [Ohio]
Procter & Gamble Central &Eastern Europe GmbH [Germany]
Procter & Gamble Hungary Wholesale Trading Partnership (KKT) [Hungary]
Alvorada BT [Hungary]
Beta BT [Hungary]
Beauty-Care Beauty-Treatment Product Distribution Foreign Trade Ltd.[Hungary] Carlos BT [Hungary]
Cleveland Export-Import Trading Ltd. [Hungary]
Diego BT [Hungary]
Elysee BT [Hungary]
Ferraris BT [Hungary]
Frank BT [Hungary]
Helga BT [Hungary]
Olga BT [Hungary]
Pal BT [Hungary]
Pannonia Trading Ltd. [Hungary]
Shampoo-Trade Export Import Trading Ltd. [Hungary]
Stan BT [Hungary]
Transylvania Trading Ltd. [Hungary]
Varadi BT [Hungary]
Procter & Gamble Kazakhstan [Kazakhstan]
Procter & Gamble Kereskedelmi BT [Hungary]
Procter & Gamble Limited Liability Company [Uzbekistan]
Procter & Gamble Marketing & Commercial Activities d.o.o. [Slovenia]
Procter & Gamble Marketing and Services d.o.o. [Yugoslavia]
Procter & Gamble Marketing Latvia Ltd. [Latvia]
Procter & Gamble Marketing Romania SRL [Romania]
Procter & Gamble Manufacturing Romania SRL [Romania]
Procter & Gamble Operations Polska - Spolka Akcyjna [Poland]
Procter & Gamble Polska Sp. zo.o [Poland]
Procter & Gamble O.O.O. [Russia]
Procter & Gamble Spol. s.r.o. (Ltd) [Slovak Republic]
Procter & Gamble Ukraine [Ukraine]
Procter & Gamble Rakona Ltd. [Czech Republic]
Procter & Gamble European Technical Center N.V. [Belgium]
P&G Holding B.V. [Netherlands]
P&G Tissues B.V. [Netherlands]
Procter & Gamble Nederland B.V. [Netherlands]
Richardson-Vicks B.V. [Netherlands]
Richardson-Vicks Overseas Finance N.V. [Netherlands Antilles]
Procter & Gamble European Supply Company N.V. [Belgium]
Procter & Gamble Belgium BVBA [Belgium]
Procter & Gamble Eurocor N.V. [Belgium]
Procter & Gamble Europe BVBA[ Belgium]
Procter & Gamble Manufacturing Belgium BVBA [Belgium]
Procter & Gamble Services Company S.A. [Belgium]
Procter & Gamble Far East, Inc. [Ohio]
Max Factor K.K. [Japan]
American Cosmetics K.K. [Japan]
Betrix Japan K.K. [Japan]
Max Factor Hanbai K.K. [Japan]
P&G Indochina [Vietnam]
Procter & Gamble Asia Pte. Ltd. [Singapore]
Procter & Gamble Distribution Company Limited [India]
Procter & Gamble Holdings Singapore Pte. Ltd. [Singapore]
Procter & Gamble India Holdings, Inc. [Ohio]
Procter & Gamble Bangladesh Private Ltd. [Bangladesh]
Procter & Gamble Home Products Limited [India]
Procter & Gamble Sri Lanka Private Ltd. [Sri Lanka]
Procter & Gamble Korea Inc.  [Korea]
Procter & Gamble NPD, Inc. [Ohio]
Procter & Gamble Taiwan Limited [Taiwan]
Procter & Gamble Technology (Beijing) Co., Ltd. [PRC]
Procter & Gamble (Vietnam) Ltd. [Vietnam]
Procter & Gamble FED, Inc. [Delaware]
Procter & Gamble Finance Corporation [Canada]
The Procter & Gamble Global Finance Company [Ohio]
Procter & Gamble Holding S.A. [Argentina]
Productos Sanitarios S.A. [Argentina]
Topsy S.A. [Argentina]
Procter & Gamble Inc. [Ontario, Canada]
Crest Toothpaste Inc. [Canada]
Procter & Gamble Financial Services [Ireland]
Procter & Gamble Industrial e Comercial Ltda. [Brazil]
Procter & Gamble Mississauga Real Estate Company [Canada]
Shulton de Venezuela, C.A. [Venezuela]
Procter & Gamble Investment Corporation [Canada]
Procter & Gamble Italia, S.p.A. [Italy]
Rapik S.p.A. [Italy]
Procter & Gamble Limited [U.K.]
European Beauty Products (U.K.) Limited [U.K.]
Max Factor & Co. (U.K.) Ltd. [Bermuda]
Max Factor Limited [U.K.]
Eurocos Ltd [U.K.]
Gala Cosmetics International Limited [U.K.]
Komal Manufacturing Chemists Ltd. [India]
Gala of London Limited [U.K.]
Girl Cosmetics Ltd. [U.K.]
Max Factor Manufacturing Ltd. [U.K.]
Procter & Gamble (Enterprise Fund) Limited [U.K.]
Procter & Gamble (Health & Beauty Care) Limited [U.K.]
Giorgio Beverly Hills (Europe) Ltd. [U.K.]
Noxell Limited [U.K.]
Procter & Gamble (Cosmetics and Fragrances) Limited [U.K.]
Procter & Gamble Product Supply (U.K.) Limited [U.K.]
Procter & Gamble Technical Centers Limited [U.K.]
Procter & Gamble U.K. [U.K.]
Shulton (Great Britain) Ltd. [U.K.]
Colfax Laboratories (India) Ltd. [India]
Tambrands Limited [U.K.]
Tambrands (Continental) Ltd. [U.K.]
Tambrands Investments Ltd. (U.K.) [U.K.]
Tambrands Ireland Limited [Ireland]
Procter & Gamble Distributing Limited [U.K.]
Procter & Gamble Health and Beauty Care-Europe Limited [U.K.]
Procter & Gamble Laundry & Cleaning Products Limited [U.K.]
Procter & Gamble (NTC) Limited [U.K.]
Procter & Gamble Pharmaceuticals U.K., Limited [U.K.]
Procter & Gamble (Properties) Ltd. [U.K.]
Vidal Sassoon Holdings Ltd. [U.K.]
The Procter & Gamble Manufacturing Company [Ohio]
Procter & Gamble Manufacturing (Thailand) Limited [Thailand]
The Procter & Gamble Paper Products Company [Ohio]
Procter & Gamble Philippines, Inc. [Philippines]
Progam Realty & Development Corporation [Philippines]
Procter & Gamble Productions, Inc. [Ohio]
Fountain Square Music Publishing Co., Inc. [Ohio]
Liberty Street Music Publishing Company, Inc. [Ohio]
Riverfront Music Publishing Co., Inc. [Ohio]
Sycamore Productions, Inc. [Ohio]
Procter & Gamble S.A. [Chile]
Procter & Gamble S.A. [France]
Fonciere des 96 et 104 Avenue Charles de Gaulle [France]
Laboratoire Lachartre SNC [France]
S. H. Equateur S.A.S. [France]
Procter & Gamble Amiens SNC [France]
Procter & Gamble Brionne S.N.C. [France]
Laboratoires Sofabel S.A.R.L. [France]
Procter & Gamble France S.N.C.[France]
Procter & Gamble MSV SAS [France]
Procter & Gamble Neuilly S.A.R.L. [France]
Procter & Gamble Orleans SAS [France]
Procter & Gamble Pharmaceuticals France S.A. [France]
Procter & Gamble Scandinavia, Inc. [Ohio]
Procter & Gamble Hygien AB [Sweden]
Procter & Gamble Hygien A/S [Norway]
Procter & Gamble Hygien OY [Finland]
Procter & Gamble S.p.A. [Italy]
Eczacibasi Yatirim Holding Ortakligi A.S. [Turkey]
Fater S.p.A. [Italy]
Fameccanica Data S.p.A. [Italy]
Procter & Gamble Distribution Company (Europe) N.V. [Belgium]
Procter & Gamble Tissues Italia S.p.A. [Italy]
Procter & Gamble Tuketim Mallari Sanayii Ltd. [Turkey]
Progasud S.p.A. [Italy]
Sanipak Saglik Urunleri Sanayi Ve Ticaret A.S. [Turkey]
Eczacibasi Procter & Gamble Dagitim Ve Satis AS [Turkey]
Promotora de Bienes y Valores, S.A. de C.V. [Mexico]
Procter & Gamble de Mexico, S.A. de C.V. [Mexico]
Max Factor Mexicana, S.A. de C.V. [Mexico]
P.T. Procter & Gamble Home Products Indonesia [Indonesia]
REVAC 2 Corp. [Delaware]
Richardson-Vicks Inc. [Delaware]
Celtic Insurance Company Limited [Bermuda]
Industrias Modernas, S.A. [Guatemala]
Olay Company, Inc. [Delaware]
P&G do Brasil Comercial Ltda. [Brazil]
Procter & Gamble Australia Proprietary Limited [Australia]
Procter & Gamble (NBD) Pty. Ltd. [Australia]
Procter & Gamble Espana S.A. [Spain]
Procter & Gamble Portugal S.A. [Portugal]
Neoblanc-Productos de Higiene e Limpeza Lda. [Portugal]
Procter & Gamble GmbH [Germany]
Betrix Cosmetic GmbH [Germany]
Blendax Dental Vertriebs-GmbH [Germany]
Blendax GmbH [Germany]
Blendax Unterstutzungskasse GmbH [Germany]
Buscher GmbH [Germany]
Cover Girl Cosmetic GmbH [Germany]
Eurocos Cosmetic GmbH [Germany]
EURO-Juice G.m.b.H. Import und Vertrieb [Germany]
Euro-Juice y Compania, S. en C. [Spain]
Herve Leger Parfums GmbH [Germany]
Procter & Gamble European Service GmbH [Germany]
Procter & Gamble GmbH & Co. Manufacturing OHG [Germany]
Noris Transport GmbH [Germany]
Papierhygiene GmbH [Germany]
Tempo AG [Switzerland]
Bess Hygiene AG [Switzerland]
Unterstutzungskasse der Vereinigte Papierwerke AG Nurnberg e.V. [Germany] Procter & Gamble Pharmaceuticals-Germany GmbH [Germany]
Rohm Pharma GmbH [Germany]
Egnaro Arzneimittel GmbH [Germany]
Rohm Pharma GmbH Wien [Austria]
Rolf H. Dittmeyer GmbH [Germany]
SCS Sales + Cosmetic Service GmbH [Germany]
Shulton GmbH [Germany]
Ssangyong Paper [Korea]
TRAPOFA Leonhard-Speditions GmbH I.L. [Germany]
Procter & Gamble Health Products, Inc. [Delaware]
Procter & Gamble Hong Kong Limited [Hong Kong]
Procter & Gamble India Limited [India]
Procter & Gamble Interamericas Inc. [Delaware]
Alejandro Llauro E Hijos S.A.I.C. [Argentina]
Compania Quimica S.A. [Argentina]
Loreto y Pena Pobre, S.A. de C.V. [Mexico]
Procter & Gamble Interamericas de Costa Rica, S.A. [Costa Rica]
Procter & Gamble Interamericas de El Salvador, S.A. de C.V. [El Salvador] Procter & Gamble Interamericas de Guatemala, S.A. [Guatemala]
Procter & Gamble Interamericas de Nicaragua, S.A. [Nicaragua]
Surfac S.A. [Peru]
Procter & Gamble (Malaysia) Sdn. Berhad [Malaysia]
Procter & Gamble Pharmaceuticals, Inc. [Ohio]
Norwich Overseas, Inc. [Delaware]
Procter & Gamble Pharmaceuticals Australia Pty. Limited [Australia]
Procter & Gamble Pharmaceuticals Canada, Inc. [Canada]
S.A. Procter & Gamble Pharmaceuticals N.V. [Belgium]
Procter & Gamble Pharmaceuticals Puerto Rico, Inc. [Delaware]
Procter & Gamble (Singapore) Pte. Ltd. [Singapore]
P. T. Procter & Gamble Indonesia [Indonesia]
Richardson-Vicks do Brasil Quimica e Farmaceutica S.A. [Brazil] Richardson-Vicks Limited [Thailand]
Richardson-Vicks Real Estate Inc. [Ohio]
R-V Chemicals Holdings Ltd. [Ireland]
Procter & Gamble (Ireland) Limited [Ireland]
Procter & Gamble (Manufacturing) Ireland Limited [Ireland]
Vick Nigeria Limited [Nigeria]
Rosemount Corporation [Delaware]
Anjali Corporation [Delaware]
Kangra Valley Enterprises Ltd. [Delaware]
The Mandwa Company, Inc. [Delaware]
Ramalayam Investments Company [Delaware]
Yamuna Investments Company [Delaware]
The Malabar Company [Delaware]
Temple Trees [India]
Procter & Gamble Ecuador Compania Anonima [Ecuador]
Sacoma, S.A. [Argentina]
Shulton, Inc. [New Jersey]
Shulton S.A. [Guatemala]
Shulton (New Zealand) Limited [New Zealand]
Shulton (Thailand) Ltd. [Thailand]
Sundor Brands Inc. [Florida]
Sundor Canada Inc. [Delaware]
Sundor Brands Limited [U.K.]
Sycamore Investment Company [Ohio]
Thomas Hedley & Co. Limited [U.K.]
Vick International Corporation [Delaware]
Tambrands Inc. [Delaware]
Shenyang Tambrands Company Limited  [PRC]
Tambrands Industria e Comercia Ltda. [Brazil]
Tambrands de Venezuela, C.A. [Venezuela]
Tambrands Polska Sp.z.o.o. [Poland]
Tambrands Ukraine Ltd. [Ukraine]
Tambrands S.A. [Brazil]
Industrial Calentation Services (Pty.) Ltd. [S. Africa]
Tambrands South Africa (Pty.) Ltd. [S. Africa]
Tambrands Properties (Pty.) Ltd. [S. Africa]
Tambrands AG [Switzerland]
Tambrands Canada Inc. [Canada]
Tambrands France S.A. [France]
Tambrands GmbH [Germany]
ZAO Tambrands [Russia]
Adminser S.A. [Mexico]
Tambrands Dosmil, S.A. de C.V. [Mexico]


[ ] Brackets indicate state or country of incorporation and do not form part of corporate name.